                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            Trinity Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            TRINITY INDUSTRIES, INC.
                              2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 2003


         Notice is hereby given that the Annual Meeting of Stockholders of Trinity Industries, Inc. (the "Company"), a Delaware corporation, will be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 12, 2003, at 9:00 a.m., Central Daylight Saving Time, for the following purposes:

         (1) to elect eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

         (2) to approve ratification of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003; and

         (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 28, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, for a period of ten days prior to the meeting at the Company's offices, 2525 Stemmons Freeway, Dallas, Texas 75207.

         You are requested to forward your proxy in order that you will be represented at the Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person, if they so desire.

         A Proxy Statement, proxy card and a copy of the Annual Report of the Company for the last fiscal year accompany this Notice of Annual Meeting of Stockholders.


                               By Order of the Board of Directors


                                       MICHAEL G. FORTADO
                             Vice President and Corporate Secretary


April 11, 2003

                            TRINITY INDUSTRIES, INC.
                              2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2003


         This Proxy Statement is being mailed on or about April 11, 2003 to the stockholders of Trinity Industries, Inc. ("Trinity" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 12, 2003, at 9:00 a.m., Central Daylight Saving Time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's mailing address is P.O. Box 568887, Dallas, Texas, 75356-8887.

         Shares represented by the enclosed proxy, if properly executed and returned to the Company prior to the meeting, will be voted at the Annual Meeting and at any adjournment thereof in the manner specified, or if not specified, the proxy will be voted FOR the election of the eight nominees for Directors as listed below and FOR the approval of Ernst & Young as independent auditors for the fiscal year ending December 31, 2003. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

         The outstanding voting securities of the Company consist entirely of shares of Common Stock, $1.00 par value per share. The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as of the close of business on March 28, 2003. At that date, there were outstanding and entitled to vote 45,948,964 shares of Common Stock.

         The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

         The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. Ratification of the independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, an abstention with respect to the election of the Company's directors will not be counted either in favor of or against the election of the nominees. In the case of the other proposal which is being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides certain information as of March 14, 2003, as to the beneficial ownership of the Common Stock of the Company for (a) each director and nominee, (b) each executive officer named in the Summary Compensation Table below, (c) the directors and executive officers of the Company as a group and (d) any person owning more than 5% of the Common Stock.

                                                     RESTRICTED        NUMBER OF SHARES     PERCENT OF
           NAME                                    STOCK UNITS(1)   BENEFICIALLY OWNED(2)      CLASS
           ----                                    --------------   ---------------------   ----------

Directors:
    David W. Biegler                                                     41,010                 *
    Craig J. Duchossois                                               8,255,150(3)           16.9%
    Ronald J. Gafford                                                    22,702                 *
    Barry J. Galt                                                        35,000                 *
    Clifford J. Grum                                                     42,410(4)              *
    Jess T. Hay                                                          33,384(5)              *
    Diana S. Natalicio                                                   42,910                 *
    Timothy R. Wallace                                44,120            924,764(6)            1.9%
    W. Ray Wallace                                                      978,079(7)            2.0%

Named Executive Officers:
    John L. Adams                                     15,500            313,489                 *
    Michael E. Flannery                                5,400             18,001                 *
    Jim S. Ivy                                        10,000            194,595                 *
    Mark W. Stiles                                    10,000            196,450                 *

All Directors and Executive
Officers as a Group:                                  97,820         11,455,788              23.5%

Other 5% Owners:
    Berger Small Cap Value Fund                                       3,000,000(8)            6.2%
    FMR Corp.                                                         4,567,994(9)            9.4%
    First Pacific Advisors, Inc.                                      2,430,300(10)           5.0%
    Flippin, Bruce & Porter, Inc.                                     2,462,471(11)           5.1%
    Perkins, Wolf, McDonnell                                          4,598,990(12)           9.4%
         & Company
    Thrall Investment Company, L.L.C                                  8,255,150(13)          16.9%
         Thrall Investment Company II, L.L.C
         Thrall Car Management Company, Inc.
     Craig J. Duchossois

----------

* Less than one percent (1%)

(1) Holders of restricted stock units have no power to invest or vote shares of common stock and are not included in the number of shares beneficially owned. The restricted stock units are convertible into common stock and are subject to the same market risk as common stock.

(2) Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company's stock option plans as of March 14, 2003 or within sixty days thereafter as follows:
         Adams (192,750); Biegler (39,410); Duchossois (5,000); Flannery (12,500); Gafford (22,500); Galt (30,000); Grum (39,410); Hay (30,000);
         Ivy (144,172); Natalicio (39,410); Stiles (152,571); T. R. Wallace
         (651,427); W. R. Wallace (298,327) and all directors and executive officers as a group (1,932,456) and vested common stock equivalent units credited under the Supplemental Profit Sharing Plan to the following: Adams (9,739); Flannery (701); Ivy (6,191); Stiles (11,856);
         T. R. Wallace (33,011); W. R. Wallace (5,254) and all directors and executive officers as a group (80,211). Includes shares indirectly held through the Company's 401(k) Plan as follows: Ivy (2,232); T. R. Wallace (1,163) and all executive officers as a group (6,378) shares.

(3) Includes 150 shares owned directly and 5,000 shares that may be acquired under stock options from the Company. Mr. Duchossois is an operating board member and executive officer of Thrall Investment Company, L.L.C., Thrall Investment Company II, L.L.C., and a director and executive officer of Thrall Car Management Company, Inc. that report ownership in the aggregate of 8,250,000 shares and Mr.

         Duchossois may be deemed to have the ability to direct the voting and investment decisions with respect to such shares. He disclaims beneficial ownership of the 8,250,000 shares except with respect to the pecuniary interest attributed to him by virtue of his direct or indirect equity ownership of such entities.

(4) Includes 3,000 shares owned by Deerfield Corporation of which Mr. Grum is an owner.

(5) Includes 384 shares owned of record by Mr. Hay's wife as custodian for their daughter, in which Mr. Hay disclaims beneficial ownership.

(6) Includes 91,063 shares held indirectly by a limited partnership which Mr. Wallace controls.

(7) Includes 455,678 shares held indirectly by limited partnerships which Mr. Wallace controls.

(8) Berger Small Cap Value Fund, principal address of 210 University Boulevard, Denver, Colorado 80206, has reported to the SEC on Schedule 13G dated March 14, 2003 shared voting and dispositive power of 3,000,000 shares. Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated with investment and voting authority. See note 12 below.

(9) FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109 reported to the SEC on Schedule 13G dated February 14, 2003, that FMR Corp. and certain affiliates had sole voting power over 146,694 shares and sole dispositive power over all 4,567,994 shares at December 31, 2002.

(10) First Pacific Advisors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064 reported to the SEC on Schedule 13G dated February 11, 2003, shared voting power over 947,600 shares and shared dispositive power over all 2,430,300 shares at December 31, 2002.

(11) Flippin, Bruce & Porter, Inc., 800 Main Street, Suite 200, Lynchburg, Virginia 24505 reported to the SEC on Schedule 13G filed February 6, 2003, sole voting power over 2,226,771 shares, sole dispositive power over 2,456,571 shares and shared dispositive power over 5,900 shares at December 31, 2002.

(12) Perkins, Wolf, McDonnell & Company, principal address of 310 S. Michigan Avenue, Suite 2600, Chicago, Illinois 60604, reported to the SEC on Schedule 13G filed January 31, 2003, sole voting and dispositive power over 18,400 shares and shared voting and dispositive power over 4,580,590 shares at December 31, 2002.

(13) Thrall Investment Company, L.L.C., ("Investment"), Thrall Investment Company II, L.L.C. ("Investment II"), Thrall Car Management Company, Inc. ("Management") and Craig J. Duchossois, each with a principal business address of 845 Larch Avenue, Elmhurst, Illinois 60126, have filed with the SEC a Schedule 13D/A reporting sole voting and dispositive power of 7,150,000 shares by Investment, sole voting and dispositive power of 500,000 shares by Investment II, sole voting and dispositive power of 600,000 shares by Management and sole voting and dispositive power of 150 shares by Mr. Duchossois. Mr. Duchossois may be deemed to have shared voting and dispositive power over the shares owned by Investment, Investment II and Management. Mr. Duchossois disclaims beneficial ownership of all shares of Investment, Investment II and Management. These shares are also reported by Mr. Duchossois. Please see note 3 above.

         The Company has adopted a stock ownership policy for directors and officers that is designed to align the financial interest of directors and officers with those of the Company's stockholders.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, eight directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company's proxy to vote for the election of each of the eight nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

         In connection with the merger of a subsidiary of the Company with Thrall Car Manufacturing Company, the Company entered into a Stockholder's Agreement with Thrall Car Management Company, Inc. pursuant to which Thrall Car Management Company, Inc. is entitled to designate Craig Duchossois, or a substitute designee reasonably acceptable to the Company, for election as a director of the Company at the annual meeting of stockholders. In accordance with such agreement, the Board of Directors of the Company elected Mr. Craig Duchossois to serve as a member of the Board of Directors in 2001.

         The following biographical information sets forth the name, age, principal occupation or employment during the past five years, Board committee membership, certain other directorships held by each nominee for director, the period during which he or she has served as a director of the Company, and certain family relationships.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS SET FORTH BELOW.

                                    NOMINEES

TIMOTHY R. WALLACE (49)

     Director since 1992. Mr. Wallace is Chairman, President and Chief Executive Officer of the Company. He is the son of Mr. W. Ray Wallace, a director of the Company. Mr. Wallace is a director of Viad Corp. which is primarily involved in trade exhibits and financial services.

DAVID W. BIEGLER (56)

     Director since 1992. Chairman of the Corporate Governance and Directors Nominating Committee and a member of the Audit Committee and the Corporate Development and Finance Committee. Mr. Biegler is the retired Vice Chairman of TXU Corporation. From 1997 until 2001, he served as President and Chief Operating Officer of TXU Corporation, which provides electric and natural gas utility services, energy marketing, merchant energy trading and other energy-related services.

CRAIG J. DUCHOSSOIS (58)

     Director since 2001. Member of the Human Resources Committee, Corporate Governance and Directors Nominating Committee, and the Corporate Development and Finance Committee. Mr. Duchossois is Chief Executive Officer of Duchossois Industries, a privately held company, headquartered in Elmhurst, Illinois. The company owns or holds major stakes in a diversified group of businesses including consumer products, transportation, defense, entertainment and venture capital. He is the former Chairman of Thrall Car Manufacturing Company which merged with a subsidiary of the Company in October of 2001. He is a director of Bissell, Inc., Churchill Downs, Inc., and LaSalle National Bank.

RONALD J. GAFFORD (53)

     Director since 1999. Chairman of the Human Resources Committee and a member of the Corporate Governance and Directors Nominating Committee. Mr. Gafford is President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial and industrial construction company.

BARRY J. GALT (69)

     Director since 1988. Member of the Audit Committee and the Corporate Governance and Directors Nominating Committee. Mr. Galt is a director and retired Chairman and Chief Executive Officer of Ocean Energy, Inc., formerly named Seagull Energy Corporation, a diversified energy company engaged in oil and gas exploration and development. He is also a director of Friede Goldman Halter, Inc., a director of StanCorp Financial Group, Inc., an insurance company, and a director of Dynegy Inc., a company engaged in power generation, natural gas liquids and regulated energy delivery.

CLIFFORD J. GRUM (68)

     Director since 1995. Chairman of the Audit Committee and a member of the Corporate Development and Finance Committee. Mr. Grum is the retired Chairman and Chief Executive Officer of Temple-Inland Inc., a holding company with interests in corrugated containers, bleached paperboard, building products, timber and timberlands, and financial services. He is also a director of Cooper Industries, Inc., a company engaged in the businesses of electrical products, tools and hardware, and automotive products and a director of Tupperware Corporation, a multinational consumer products company.

JESS T. HAY (72)

     Director since 1965. Chairman of the Corporate Development and Finance Committee and a member of the Human Resources Committee and the Corporate Governance and Directors Nominating Committee. Mr.

     Hay is Chairman of HCB Enterprises, Inc., a private investment firm. He is also Chairman of the Texas Foundation for Higher Education. Mr. Hay is the retired Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company engaged principally in mortgage banking and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. Mr. Hay is a director of Viad Corp. which is primarily involved in trade exhibits and financial services, and a director of SBC Communications, Inc., a telephone and wireless communications company.

DIANA S. NATALICIO (63)

     Director since 1996. Member of the Human Resources Committee. President of the University of Texas at El Paso. Dr. Natalicio was appointed by President George H.W. Bush to the Commission on Educational Excellence for Hispanic Americans and by President Clinton to the National Science Board and to the President's Committee on the Arts and Humanities.

                              CORPORATE GOVERNANCE

         The business affairs of Trinity are managed under the direction of the Board of Directors in accordance with the General Corporation Law of the State of Delaware and the Company's Articles of Incorporation and bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes (i) monitoring the senior management's conduct of the Company's business operations and affairs,
(ii) reviewing and approving the Company's financial objectives, strategies and plans, (iii) evaluating the performance of the chief executive officer and other executive officers and (iv) overseeing the Company's policies and procedures regarding corporate governance, legal compliance, ethical conduct and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2002. The Corporate Governance Principles are available on the Company's web site at www.trin.net.

         The directors hold regular and special meetings, and spend such time on the affairs of the Company as their duties require. During 2002, the Board of Directors held four meetings and acted two times by unanimous written consent. The Board also meets regularly in non-management executive sessions and has selected Mr. David W. Biegler as presiding director for the non-management executive sessions. In 2002, all directors of the Company attended at least seventy-five percent of the meetings of the Board of Directors and the committees on which they served.

         The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Directors Nominating Committee, and Corporate Development and Finance Committee.

         The Audit Committee reviews with management, the director of internal auditing, and the independent auditors the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Audit Committee deems appropriate including reviews with management relating to compliance with corporate policies, compliance programs, and internal controls. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee recommends to the Board of Directors the independent auditors for the Company and approves audit fees. The Audit Committee met six times during 2002. Messrs. Biegler, Galt and Grum serve on the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are "independent" as defined by the rules of the New York Stock Exchange.

         The duties of the Human Resources Committee generally are to determine and/or recommend the compensation structure for the Company and its subsidiaries; make recommendations to the Board of Directors as to the salary of the Chief Executive Officer, and set the salaries of other senior executives of the Company; determine and/or recommend grants of stock options, shares of stock, stock units and such other benefits as may be permitted under the Company's stock related benefit plans; design and recommend to the Board for approval and administer long, intermediate and short-term incentive compensation plans of the Company. The Human Resources Committee met three times during 2002. Messrs. Duchossois, Gafford, Hay and Dr. Natalicio serve on The Human Resources Committee.

         The duties of the Corporate Governance and Directors Nominating Committee generally are to recommend to the Board of Directors the director nominees proposed each year in the Company's proxy statement for election by the Company's stockholders; review the qualifications of, and recommend to the Board, candidates to fill Board vacancies as they may occur; conduct an annual self-assessment of the Board's performance, consider suggestions from stockholders and other sources regarding possible candidates for director; define and recommend to the Board appropriate guidelines and criteria regarding the qualifications of candidates for director of the Company; recommend membership for Board committees; review and propose changes, when appropriate, in the compensation and benefits of non-employee directors of the Company; and review the Company's Corporate Governance Principles, the Code of Business Conduct and Ethics and the charters of Board committees. The Corporate Governance and Directors Nominating Committee met three times during 2002. Messrs. Biegler, Duchossois, Gafford, Galt and Hay serve on the Corporate Governance and Directors Nominating Committee.

         The duties of the Corporate Development and Finance Committee generally are to provide direction for the assessment of future acquisition opportunities; review specific plans regarding significant acquisitions or dispositions of businesses or assets; authorize, subject to limits imposed by the Board of Directors, investments in or acquisition of another company; authorize borrowings within limits established by the Board of Directors; and periodically review the financial status of the Company. The Corporate Development and Finance Committee met two times during 2002. Messrs. Biegler, Duchossois, Grum, Hay and W. Ray Wallace serve on the Corporate Development and Finance Committee.

                            COMPENSATION OF DIRECTORS

         Directors are compensated at the rate of $1,250 for each board or committee meeting attended plus reimbursement for reasonable out-of-pocket expenses. In addition, each director who is not a compensated officer or employee of the Company or its subsidiaries receives a fee of $40,000 per year for serving as a director, and the Chairman of each of the committees receives an additional $3,500 per year. Directors may elect, pursuant to a Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at the annual LIBOR rate plus 6 points or, at the director's prior election, in units of the Company's Common Stock at the closing price on the New York Stock Exchange on the first trading day of the quarter following the date that a payment is credited to the director's account. Such stock units are credited with amounts equivalent to dividends paid on the Company's Common Stock. Upon ceasing to serve as a director, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director's prior election.

         Annually, each director who is not also an executive officer of the Company is granted an option to purchase 5,000 shares of the Company's Common Stock at the fair market value of the Company's Common Stock on the date of grant.

         The Company has a Directors' Retirement Plan that is an unfunded arrangement whereby members of the Board of Directors who are not employees of the Company will receive monthly payments for a ten year period upon retirement, disability or death. The monthly payment will be equal to a percentage of the monthly payment of the annual retainer in effect at the time of retirement, disability or death while serving as a director. The applicable percentage is based upon the number of years of service on the Board of Directors. If the director has less than five years of service, the applicable percentage is zero. After five years of service, the applicable percentage is fifty percent with increases of ten percent for each year of service thereafter up to one hundred percent after ten years. However, notwithstanding the number of years of service, a director's applicable percentage will be one hundred percent in the event of a change in control of the Company (as defined).

         Commencing January 1, 1999, Mr. W. Ray Wallace was employed by the Company as a consultant pursuant to an agreement at a monthly rate of $10,000. The agreement provides for the performance of services as may be required by the Chief Executive Officer or the Board of Directors and his continuation as a director as long as he is eligible. He is provided an office, administrative assistant, limited use of Company aircraft and reimbursement of expenses. In addition, the Company will provide medical coverage for the remainder of his life. In accordance with a retirement policy established by the Board of Directors, Mr. W. Ray Wallace will retire from the Board of Directors at the end of his current term on May 11, 2003.

                             EXECUTIVE COMPENSATION

         The following table sets forth information for the fiscal year ended December 31, 2002, the nine month period ended December 31, 2001 and the fiscal years ended March 31, 2001 and 2000 with regard to the compensation for their services to the Company and its subsidiaries in all capacities of the Chief Executive Officers and each of the other four most highly compensated executive officers serving the Company at the close of the Company's most recently completed fiscal year.

                           Summary Compensation Table

                                                  Annual Compensation                Long Term Compensation
                                         -------------------------------------     -------------------------
                                                                     Other         Restricted     Securities
                                                                     Annual          Stock        Underlying    All Other
       Name and                                                   Compensation       Awards         Options   Compensation
  Principal Position           Year      Salary ($)    Bonus ($)       ($)           ($)(4)           (#)         ($)(5)
------------------------    -----------  ----------   ----------  ------------    ------------    ----------  ------------

Timothy R. Wallace              2002     $  900,000   $      -0-   $    5,000(3)  $  1,565,845      187,500   $  197,641
Chairman, President &       12/31/01(2)     555,000          -0-        7,500        1,962,795      155,000       74,231
Chief Executive Officer         2001        740,000          -0-        8,750              -0-      135,000      120,265
                                2000        700,000    1,029,150        7,500          279,375      151,852      230,515

John L. Adams                   2002     $  550,000   $  201,527   $      -0-     $    536,505       55,000   $  115,572
Executive Vice              12/31/01(2)     375,000          -0-          -0-          964,225       45,000       46,950
President                       2001        500,000          -0-          -0-              -0-       70,000       89,457
                                2000        450,000      402,750          -0-          111,750       40,000       98,162

Mark W. Stiles                  2002     $  390,000   $  369,836   $      -0-     $    217,100       35,000   $  104,749
Senior Vice President       12/31/01(2)     281,250      225,000        4,813          269,960       47,945       60,047
                                2001        375,000          -0-       14,859              -0-       50,000       68,059
                                2000        352,000      391,818       20,025           69,844       30,000      101,668


Jim S. Ivy                      2002     $  375,000   $  278,009   $      -0-     $    217,100       40,000   $   87,171
Sr. Vice President and      12/31/01(2)     270,000          -0-          -0-          725,900       35,000       34,763
Chief Financial Officer         2001        343,000          -0-       14,064              -0-       30,000       53,960
                                2000        343,000      245,588       18,858           55,875       20,000       75,026

Michael E. Flannery(1)          2002     $  550,000   $  353,184   $      -0-     $    117,234       25,000   $  109,234
Chief Executive Officer -   12/31/01(2)      98,013          -0-          -0-          122,352       78,600          -0-
Trinity Rail Group

----------

(1)  Mr. Flannery joined the Company in October of 2001.

(2) Effective December 31, 2001, the Company changed its March 31 fiscal year end to a December 31 fiscal year end, therefore the amounts in the table for 12/31/01 are for a nine-month period.

(3) Other annual compensation for the period ended December 31, 2002 is for directors' meeting fees for Mr. Wallace.

(4) Amounts shown for each year are the value of each executive officer's restricted stock or restricted stock units based on the closing price of the Common Stock on the date of grant. Messrs. Wallace, Adams, Stiles, Ivy and Flannery had restricted shares or restricted stock units totaling 154,220, 64,000, 30,000, 46,000, and 10,200 shares or units, respectively, as of December 31, 2002 with a market value of $2,924,000, $1,213,000, $569,000, $872,000, and $193,000, respectively, based on a $18.96 per share market price of the Company's Common Stock on that date. Dividends are paid on the restricted shares and dividend equivalents are paid on the restricted stock units at the same rate as paid on the Company's Common Stock. The restrictions on transferability of the restricted stock will be lifted at times that vary between awards ranging from three years to the year following the recipient's retirement or earlier with the consent of the Human Resources Committee, or upon death, disability, or a change in control of the Company. If the employment of the recipient is terminated without the consent of the Human Resources

     Committee for any reason before the restrictions have lapsed, then the restricted shares will be forfeited. The restricted stock units will vest sixty percent three years from the date of grant and an additional twenty percent on each of the two succeeding anniversaries thereof. The restricted stock units will be paid out at vesting, unless payment is deferred, on the basis of one share of common stock for each unit. Vesting of the restricted stock units may be accelerated in the event of death, disability, change of control or with the consent of the Company. If employment with the Company is terminated without the consent of the Company before the restricted stock units are vested, the units will be forfeited.

(5)  All other compensation for the year ended December 31, 2002 is composed of
     (i) the Company's matching amounts under the Company's Supplemental Profit Sharing Plan and Section 401(k) Plan (described below under "Retirement Plans") for Messrs. Wallace $24,401, Adams $15,520, Stiles $18,706, Ivy $17,840 and Flannery $18,916; (ii) an amount equal to ten percent of the salaries and incentive bonuses set aside pursuant to long-term deferred compensation plans for Messrs. Wallace $150,800, Adams $95,153, Stiles $75,984, Ivy $65,301 and Flannery $90,318; and (iii) above market interest accrued on the long-term deferred compensation plans for Messrs. Wallace $22,440, Adams $4,899, Stiles $10,059 and Ivy $4,030.


                        Option Grants In Last Fiscal Year

                                                                                     Potential Realizable Value
                                                                                          at Assumed Annual
                                                                                        Rates of Stock Price
                           Individual Grants                                      Appreciation for Option Term ($)
-------------------------------------------------------------------------         ----------------------------------

                          Number of
                         Securities
                         Underlying    Percent    Exercise
                          Options     of Total    Or Base
                          Granted      Options     Price     Expiration
         Name              (#)(1)      Granted     ($/Sh)       Date                 5% ($)               10% ($)
-----------------------  ----------   ----------  --------   ----------            ---------             ---------

Timothy R. Wallace         187,500      20.9%       21.71      05/09/12            2,559,975             6,487,518


John L. Adams               55,000       6.1%       21.71      05/09/12              750,926             1,903,005


Mark W. Stiles              35,000       3.9%       21.71      05/09/12              477,862             1,211,003


Jim S. Ivy                  40,000       4.5%       21.71      05/09/12              546,128             1,384,004


Michael E. Flannery         25,000       2.8%       21.71      05/09/12              341,330               865,002

----------

(1) Annual grants of stock options in Trinity common stock at the market price on the date of grant which vest 33-1/3% on each anniversary of the grant date, except for Mr. Flannery's grant of options, which vest 50% on each anniversary of the grant date.

                 Aggregated Option Exercises in Last Fiscal Year
                           and Fiscal Year End Values

Trinity Stock Options

                                                           Number of Securities
                                                                 Underlying                Value of Unexercised
                                                            Unexercised Options            In-the-Money Option
                           Shares           Value         at Fiscal Year End (#)         at Fiscal Year End (($)
                        Acquired on       Realized      --------------------------     --------------------------
Name                    Exercise (#)         ($)        Exercisable  Unexercisable     Exercisable  Unexercisable
----                    ------------      --------      -----------  -------------     -----------  -------------

Timothy R. Wallace                --            --          492,258        355,817          --            --

John L. Adams                     --            --          129,834        124,576          --            --

Mark W. Stiles                11,670        74,455          112,572         82,494          --            --

Jim S. Ivy                        --            --          104,171         83,329          --            --

Michael E. Flannery               --            --               --        103,600          --            --

RETIREMENT PLANS

         The Trinity Industries, Inc. Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan which is available to all eligible employees who have completed specified periods of employment. Funds are contributed periodically to a trust that invests the Company's contributions and earnings thereon in order to pay the benefits to the employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant's highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. The plan also provides for the payment of certain disability and death benefits. Covered compensation includes salary and bonus as shown in the Summary Compensation Table. Other elements of compensation in the Summary Compensation Table are not included in covered compensation.

         The Company has also adopted a Supplemental Retirement Plan that permits the payment of supplemental benefits to certain employees who have been determined by the Plan Committee to be participants and whose annual benefits under the foregoing retirement plan would exceed those permitted by the Internal Revenue Code of 1986, as amended (the "Code"). The compensation that may be covered by a qualified plan is limited under the Code to $200,000 adjusted for cost of living increases in accordance with the Code. The Supplemental Retirement Plan provides that if at any time the amount of the annual retirement benefit which would otherwise be payable under the Company's pension plan is or becomes limited by reason of compliance with the Code, such person shall be entitled to receive a supplemental pension benefit equal to the difference between the benefit that such person receives under the Company's pension plan and the benefit that such person would have received if such limitation had not been in effect. The benefits are payable from the general assets of the Company. Timothy R. Wallace is the only named executive officer who is a participant in the Supplemental Retirement Plan.

         The following table reflects the estimated aggregate annual benefits, computed on the basis of a monthly benefit payable for ten years certain and life thereafter, payable under such plans to a fully vested participant of the Company upon retirement at age 65 after 10, 20, 30 and 40 credited years of service at the annual remuneration levels set forth in the table and without regard to any limitations on the amount of benefits by the Code.

                               Pension Plan Table

                            Years of Service
----------------------------------------------------------------------------

  Compensation        10             20             30             40
  ------------   ------------   ------------   ------------   ------------

  $    300,000   $     29,760   $     59,520   $     89,280   $    119,040

       400,000         39,760         79,520        119,280        159,040

       600,000         59,760        119,520        179,280        239,040

       800,000         79,760        159,520        239,280        319,040

     1,000,000         99,760        199,520        299,280        399,040

     1,200,000        119,760        239,520        359,280        479,040

     1,400,000        139,760        279,520        419,280        559,040

     1,600,000        159,760        319,520        479,280        639,040

     1,800,000        179,760        359,520        539,280        719,040

     2,000,000        199,760        399,520        599,280        799,040


         The annual benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. At December 31, 2002, Mr. Timothy R. Wallace has 27 credited years of service under the plans under which he is covered; Messrs. Adams, Stiles, Ivy and Flannery have 4 years, 11 years, 5 years and 1 year, respectively.

         The Company maintains a Section 401(k) plan that permits employees to elect to set aside up to fourteen percent of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match from twenty-five to fifty percent of up to six percent of the employee's compensation set aside for this purpose. The Company also maintains a Supplemental Profit Sharing Plan ("Supplemental Plan") for certain of its "highly compensated employees", as defined in the Code. The highly compensated employees are not limited as to the percentage of their compensation which may be contributed to the Supplemental Plan. The first six percent of a Participant's base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from twenty-five percent to fifty percent by the Company based on years of service. The Company's match vests 20% for each year of service up to 100% after five years. An additional seventeen and one-half percent match may be made on up to twenty-five percent of a Participant's base salary and bonus if the deferrals are directed into stock units. The additional match for stock units vests two plan years after the end of the plan year for which the match is made. The additional match does not apply to stock units acquired by transfer from existing account balances. All matches in the Supplemental Plan are made in stock units. Stock units may not be transferred into other investment accounts and may only be paid out in Common Stock.

CHANGE IN CONTROL AGREEMENTS

         Each named executive officer has executed a change in control agreement with the Company that provides certain benefits in the event his or her employment is terminated subsequent to a change in control of the Company (as defined in the agreements). The agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide that if there is a change in control of the Company and if the Company terminates the executive's employment other than as a result of the executive's death, disability or retirement, or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the Company will pay to such executive a lump sum equal to three times the amount of the executive's base salary and the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs.

         The severance benefits provided by the agreements also include certain fringe benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for thirty-six months after the executive's termination, a supplemental benefit based on the Company's retirement plan, and the right to surrender unexercised stock options and receive cash for the net realizable value of the options based on the highest price of the Common Stock within 180 days prior to the date of termination.

         The agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.

PERFORMANCE GRAPH

         The following graph shows a comparison of the five-year cumulative return (assuming reinvestment of any dividends) for the Company, the New York Stock Exchange Index and the Dow Jones Transportation Equipment Index. The source for the information contained in this table in respect to the return for the Company and for the Dow Jones Transportation Equipment Index is Dow Jones & Company, Inc. and, in respect to the New York Stock Exchange Index, is Media General Financial Services.

                       FIVE YEAR CUMULATIVE TOTAL RETURN

                              (PERFORMANCE GRAPH)

                                             1997   1998   1999   2000   2001   2002
                                             ----   ----   ----   ----   ----   ----
Trinity Industries, Inc.                      100     88     66     60     68     48
Dow Jones Transportation Equipment Index      100    101     93     98    111    113
New York Stock Exchange Index                 100    119    130    133    122     99


REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is overseen by the Human Resources Committee (the "Committee") of the Board of Directors. The Committee, which is composed entirely of outside directors, is responsible for setting the administration of policies that govern the compensation of the Company's executives, including base salary, incentive compensation, deferred compensation, stock options, and other stock based awards for each executive officer and certain key operating officers of the Company, except the salary of the Chief Executive Officer is decided by the Board, after recommendation by the Committee. The Committee retains an independent consultant to advise on matters related to executive compensation. Two members of the Committee, Ronald J. Gafford and Diana S. Natalicio, serve on a subcommittee designated as the Plan Committee, which has been authorized by the Board of Directors to make the awards under the Company's stock option and incentive plan based on recommendations of the Committee.

         It is the Committee's policy to provide a competitive and comprehensive compensation program to attract, motivate, reward and retain the key executives needed to enhance the profitability of the Company and to create value for its stockholders. The Committee believes that the Company's executive compensation should consist of competitive base salaries and incentive compensation plans that reward both short and long-term performance. The key components of the Company's short-term executive compensation program in the last fiscal year were base salary and incentive compensation. The long-term program consisted of stock options, restricted stock unit awards, and in some cases deferred compensation. The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive, directly linked to performance and aligned with the interest of stockholders. The Committee determines each executive's compensation based upon past and expected future performance, the executive's responsibilities within the Company, and the executive's value to the Company as determined by the Committee and performance towards specific financial, strategic and operating objectives.

Base Salary

         The Committee each year reviews each executive's performance and establishes each executive's base salary based upon past and expected future performance, and the executive's responsibilities within the Company. In fixing base salaries, the Committee also considers salaries of senior executives of other comparable companies as reflected in a survey provided by an independent outside consultant.

Incentive Compensation

         Annual incentive bonuses for the Company's named executive officers are tied to certain operational objectives and/or financial goals set each year by the Committee at the beginning of the year. Specific targets are tied to short-term goals applicable to the executive's job assignment. For fiscal 2002, Mr. Adams received one half of his annual incentive by an award of 12,500 shares of long-term restricted stock.

Stock Options, LTP Units, Restricted Stock Grants and Deferred Compensation

         Long-term incentive awards provided by the stockholder-approved stock option and incentive plans are designed to develop and retain strong management through stock ownership, stock options and other stock based incentive awards.

         Stock options historically have been a significant portion of long-term incentive grants to executive officers. During 2002, executive officers, business group presidents and key employees were granted options to purchase a total of 853,750 shares. The Committee believes that a significant portion of senior executives' compensation should be dependent on value created for stockholders. Options are an excellent vehicle to accomplish this by tying the executives' interests directly to the stockholders' interests. Options are granted at the fair market value of the Company's Common Stock on the date of grant and vest in annual increments over three years after such date if the optionee is still employed or vest fully at the date of death, disability or normal retirement.

         The number of options executive officers are granted is based on individual performance and level of responsibility. The number of options currently held by an executive is not a factor in determining individual grants.

         During 2002, certain key executives were awarded restricted stock units that vest over a five-year period as a retention incentive, including awards to Messrs. Wallace, Adams, Stiles, Ivy and Flannery of 44,120, 15,500, 10,000, 10,000 and 5,400 restricted stock units, respectively. The restricted stock units convert to shares of common stock on their vesting dates.

         To encourage the retention of certain key and strategically important executives focused on continuous improvement and growth of the Company, the Company has established a deferred compensation plan for Messrs. Wallace, Adams, Stiles, Ivy and Flannery. Under the deferred compensation plan, an amount equal to ten percent of each participant's annual base salary and annual incentive compensation is accrued to his deferred account on the books of the Company. All such deferrals bear interest at the annual LIBOR rate plus 6 points.

Chief Executive Officer Compensation

         Compensation of the Chief Executive Officer is determined by the Board of Directors after recommendation by the Committee. The Chief Executive Officer's base salary, incentive compensation, stock option grants and stock-based awards are set within the philosophy and policies enunciated above for all other executives of the Company. In determining the compensation of the Chief Executive Officer, the Committee reviews the performance of the Company, considers the positioning of the Company for future years, assesses his past and ongoing personal performance in the position of Chief Executive Officer, and considers the report of a nationally recognized consulting firm employed to survey the compensation of chief executive officers of other companies, with particular emphasis on companies comparable to the Company. As reported in the Committee's report in the 2002 proxy statement, the Committee recommended to the Board, and the Board approved, a change in the Chief Executive Officer's compensation to $900,000 beginning January 1, 2002. The Chief Executive Officer's base salary has not been changed for 2003. In determining the Chief Executive Officer's annual incentive, the Committee measured Mr. Wallace's performance against previously established operational objectives and financial goals. The Committee determined Mr. Wallace met the operational objectives and he was awarded 38,000 shares of long-term restricted stock designed to vest upon retirement. No cash compensation was awarded as an annual incentive for 2002. The Chief Executive Officer did not receive an annual incentive payment for the two previous fiscal years.

Limitation on Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. "Performance based" compensation is not subject to the limitation on deductibility and the Committee strives to structure compensation so as to qualify for deductibility. The Committee will continue to monitor future deductibility options. However, the Committee will authorize compensation that may not be deductible when it deems it to be in the best interest of the Company and its stockholders.

Conclusion

         The Committee believes that the Company's compensation policies and practices are appropriately designed to attract, retain and motivate key executives to guide the Company in the future and to produce results which will enhance the Company's long-term prospects, thereby enriching shareholder values.

Ronald J. Gafford, Chairman                                          Jess T. Hay
Craig J. Duchossois                                           Diana S. Natalicio

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Craig J. Duchossois, Ronald J. Gafford, Jess T. Hay and Diana S. Natalicio served on the Human Resources Committee during the last completed fiscal year. None of the members of the Human Resources Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. No member of the Human Resources Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Human Resources Committee. HCB Enterprises, Inc., of which Jess T. Hay is a stockholder, director and Chairman of the Board, leased space from the Company during 2002. The terms of the lease were at market rates and during 2002, the Company was paid $89,241 in rent. The Company no longer owns the property that was the subject of the lease and this relationship of lessor and lessee has terminated. Mr. Hay's son-in-law is employed by the Company, where his compensation exceeds $60,000 annually. In 2001, a subsidiary of Trinity merged with Thrall Car Manufacturing Company ("Thrall") pursuant to a Merger Agreement with the sole stockholder of Thrall, Thrall Car Management Company ("TCMC"). Mr. Duchossois is a director, executive officer and has a pecuniary interest in TCMC by virtue of his direct or indirect equity ownership of TCMC. In 2002, TCMC was paid $1,600,000 as part of a working capital adjustment related to the Merger Agreement. The 2002 payment was included in the working capital adjustment reported in Trinity's 2002 proxy statement. On February 27, 2003, Trinity submitted a claim to TCMC pursuant to the Merger Agreement regarding warranty and workers compensation matters. Payment is not expected until TCMC has had a reasonable time to review the matter.

Certain Other Relationships

         Mr. Patrick S. Wallace, son of Mr. W. Ray Wallace and brother of Mr. Timothy R. Wallace, is an officer of a subsidiary of the Company, where his compensation exceeds $60,000 a year.

            PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS
             INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 2003

         Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003, subject to ratification by stockholders.

         Ernst & Young LLP, independent auditors, or a predecessor of that firm, have been the auditors of the accounts of the Company each year since 1958. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing before the Annual Meeting.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that period, and statutory audits were $1,063,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

           Ernst & Young did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

ALL OTHER FEES

           The aggregate fees billed by Ernst & Young for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2002, were $540,500, including audit related services of $73,500 and non-audit services of $467,000. Non-audit services were fees for tax services.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee (the "Committee") of the Board of Directors is a standing committee comprised of three independent directors as "independence" is currently defined by the applicable listing standard of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Charter was attached as Exhibit A to the Company's proxy statement for the Annual Meeting of Stockholders held July 31, 2001. The Committee is evaluating the Charter in light of the Sarbanes-Oxley Act of 2002, recent rules and regulations adopted by the Securities and Exchange Commission and proposed changes to New York Stock Exchange listing requirements. The Committee annually recommends to the Board of Directors the selection of the Company's independent auditors. That recommendation is subject to ratification by the Company's stockholders.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Committee's responsibilities include the monitoring and oversight of these processes.

         Consistent with its Charter responsibilities, the Committee has met and held discussions with management and the independent auditors. In this context, management represented to the Committee that the Company's consolidated financial statements for the fiscal year ended December 31, 2002 were prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements were audited by the independent auditors who provided an unqualified opinion thereon. The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent auditors have also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent auditors' independence and concluded that such services have not impaired the auditor's independence.

         Based upon Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Clifford J. Grum, Chairman
David W. Biegler
Barry J. Galt

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York Stock Exchange and a copy of each report is furnished to the Company.

         Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 31, 2002, each individual who was required to file such reports complied with the applicable filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT

         Stockholders' proposals to be presented at the 2004 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, no later than December 12, 2003. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

DIRECTOR NOMINEES OR OTHER BUSINESS FOR PRESENTATION AT THE 2004 ANNUAL MEETING

         Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (on or before March 12, 2004, but no earlier than February 12, 2004, for the 2004 Annual Meeting) to the Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s)

(including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

         The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company's Bylaws are available from the Secretary of the Company.

PROXY SOLICITATION COSTS

         The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. Stockholders are urged to send in their proxies without delay. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $8,500, plus reimbursement for out-of-pocket expenses. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with this solicitation, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Michael G. Fortado, Vice President and Corporate Secretary, Trinity Industries, Inc., P.O. Box 568887, Dallas, Texas 75356-8887.

                                 OTHER BUSINESS

         Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY TO AVOID UNNECESSARY EXPENSE. THEREFORE, STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                           By Order of the Board of Directors


                                                     MICHAEL G. FORTADO
                                          Vice President and Corporate Secretary

April 11, 2003

                            TRINITY INDUSTRIES, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 2003

         The undersigned hereby appoints Timothy R. Wallace, Jess T. Hay and Michael G. Fortado and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 12, 2003 at 9:00 a.m. Central Daylight Saving Time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.


(Continued and to be marked, dated and signed on reverse side)


                                                   TRINITY INDUSTRIES, INC.
                                                   P.O. BOX 217950
                                                   CHARLOTTE, NC  28254-3555

THE DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1 and 2.

(1)        Election of eight (8) Directors:

FOR ALL NOMINEES [ ]       WITHHOLD AUTHORITY to vote [ ]        EXCEPTIONS [ ]
listed below               for all nominees listed below.

Nominees: David W. Biegler, Craig J. Duchossois, Ronald J. Gafford, Barry J. Galt, Clifford J. Grum, Jess T. Hay, Diana S. Natalicio and Timothy R. Wallace. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

(2) To approve ratification of Ernst & Young as Independent Auditors for fiscal year ending December 31, 2003.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

(3) In their discretion on such other matters as may properly come before the Meeting.

                                        Change of Address
                                        Mark Here  [ ]

                                        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                        ON THE PROXY. IF YOUR STOCK IS JOINTLY
                                        OWNED, BOTH PARTIES MUST SIGN.
                                        FIDUCIARIES AND REPRESENTATIVES SHOULD
                                        SO INDICATE WHEN SIGNING, AND WHEN MORE
                                        THAN ONE IS NAMED, A MAJORITY SHOULD
                                        SIGN. IF SIGNED BY A CORPORATION, ITS
                                        SEAL SHOULD BE AFFIXED.

                                        DATED:
                                              ---------------------------------

                                        ---------------------------------------
                                                      SIGNATURE

                                        ---------------------------------------
                                                      SIGNATURE

                                               VOTES MUST BE INDICATED [ ]
                                               (x) in Black or Blue ink.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.